Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Nkarta, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Equity	Preferred Stock, par value $0.0001 per share	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Debt	Debt Securities	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Other	Warrants(2)	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to be Paid	Other	Rights(3)	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Other	Units(4)	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(1)	$230,000,000 (5)	$110.20 per $1,000,000	$25,346(5)	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts				—	$230,000,000		$25,346

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$25,346

(1)

Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price up to $350,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)

The warrants covered by this registration statement may be warrants for common stock, preferred stock or debt securities issued by the registrant. The registrant may offer warrants separately or together with one or more additional warrants, common stock, preferred stock, debt securities, or other securities offered by the prospectus supplement.

(3)	The rights to purchase shares of common stock, preferred stock or debt securities will be offered without additional consideration.
(4)

Units may be issued under a unit agreement and will represent an interest in two or more securities registered under this registration statement including shares of common stock or preferred stock, debt securities or warrants, in any combination, which may or may not be separable from one another.

(5)

Pursuant to Rule 429 under the Securities Act this registration statement covers up to a maximum aggregate offering price of $350,000,000 of the registrant’s common stock, debt securities, warrants, rights and/or units, including $120,000,000 of such securities registered on the registrant’s Registration Statement on Form S-3 first filed on August 12, 2021 (File No. 333-258766) (the “Prior Registration Statement”), which was declared effective on September 2, 2021, that have not yet been sold and are included in this registration statement. The registration fee associated with such securities registered pursuant to the Prior Registration Statement is $13,092 and was paid in connection with the Prior Registration Statement.